Exhibit 10.1

Amendment No. 1 to License Agreement with BullfrogAI, Inc.

The License Agreement, effective July 8, 2021, (“Agreement”) between The Johns Hopkins University Applied Physics Laboratory LLC (“APL”) and BullfrogAI, Inc., a Delaware corporation (“Licensee”) having business offices at 325 Ellington Blvd. #317 Gaithersburg, MD 20878, is, as of June 1, 2023, amended in accordance with Section 12.8 of the Agreement, as follows (“Amendment No. 1”):

1. The original Section 2.1 shall be deleted in its entirety and replaced with a new Section 2.1 as follows:

2.1	License Grants. Subject to compliance with this Agreement, APL hereby grants to Licensee (but not to Affiliates unless permitted under this Section 2.1) and Licensee hereby accepts an exclusive license in the Territory for the Field of Use, under the APL IP, to research, develop, make, have made, use, sell, offer to sell, import, perform, and offer to perform the Licensed Products and/or Licensed Services (the “License”).

2.1	(a)	Permitted Affiliate(s).

(i)	Licensee is a wholly owned subsidiary of BullFrog AI Holdings, Inc., and as such BullFrog AI Holdings, Inc. is deemed a permitted Affiliate of Licensee to whom Licensee has or intends to grant certain rights to the APL IP.
(ii)	BullFrog AI Management, LLC is a wholly owned subsidiary of BullFrog AI Holdings, Inc., and as such BullFrog AI Management, LLC is deemed a permitted Affiliate of Licensee to whom Licensee has or intends to grant certain rights to the APL IP.
(iii)	Notwithstanding any term to the contrary in the Agreement, BullFrog Holdings, Inc. and BullFrog AI Management, LLC as permitted Affiliates, and any other Affiliate(s) permitted under this Section 2.1(a), shall be bound by all of Licensee’s duties, obligations, and responsibilities under this Agreement.
(iv)	Notwithstanding any term to the contrary in the Agreement, BullFrog Holdings, Inc. and BullFrog AI Management, LLC as the Affiliates, and any other Affiliate(s) permitted under this Section 2.1(a), shall be jointly and severally liable for all of their respective duties, obligations, and responsibilities under this Agreement, including without limitation the payment of royalties and Non-Royalty Sublicensing Income, whether or not paid to Licensee by Affiliate.

APL Initials _______ Licensee Initials _______	Page 1 of 6

2.	Section 3.2 shall be deleted in its entirety and replaced with a new Section 3.2 as follows:

3.2	Diligence Milestones.

(a) Licensee, at its sole expense, shall achieve each event listed below (each, a “Diligence Milestone”) by the corresponding achievement date (each, an “Achievement Date”):

Diligence Milestone	Achievement Date
First service contract, memorandum of understanding (MOU), or equivalent	June 30, 2022
Raise $5,000,000 or initial public offering	December 31, 2022
Company reaches $50,000 Net Sales	December 31, 2022
Company develops an upgraded Licensed Analytic Product and/or Licensed Service that incorporates the APL IP described in each of 6973-SPL, 7125-SPL, and 7126-SPL	December 31, 2023
Company reaches $1,000,000 Net Sales	December 31, 2025

(b) Licensee, upon written request to and approval from APL, may be granted an extension of one or more of the above Diligence Milestones by six (6) months up to two (2) times for a total possible extension of twelve (12) months; provided, that Licensee pays APL five thousand dollars ($5,000.00) per extension. If APL agrees to extend a particular Diligence Milestone, all subsequent Diligence Milestones will be extended by the same time period.

3.	Section 4.1 shall be deleted in its entirety and replaced with a new Section 4.1 as follows:

4.1	Annual License Fees.

Licensee shall pay APL annual license fees as follows:

Payment Date	Amount Due
Amount Due Within 90 days of Effective Date	$10,000
Amount Due Within 60 Days of the Effective Date of Amendment No. 1	$75,000
Second anniversary of the Effective Date of Amendment No. 1	$75,000
Third anniversary of the Effective Date of Amendment No. 1	$75,000
Fourth anniversary of the Effective Date of Amendment No. 1	$50,000

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4.	Section 4.2 shall be deleted in its entirety and replaced with a new Section 4.2 as follows:

4.2	Milestone Payments.

a)	Sales Milestones. As additional consideration for the License, Licensee shall pay APL the sales milestone payments set forth below (each, a “Sales Milestone Payment” and together with the Performance Milestone Payments, the “Milestone Payments”) on a Licensed Product-by-Licensed Product and Licensed Service-by-Licensed Service basis, the first time that aggregate worldwide Net Sales for such Licensed Product or Licensed Service reach the thresholds set forth below (each, a “Sales Milestone” and together with the Performance Milestones, the “Milestones”), whether achieved by Licensee or an Affiliate or Sublicensee.

Aggregate Worldwide Net Sales	Sales Milestone Payment
$100,000,000	$5,000,000

Each time a Sales Milestone is achieved, then any other Sales Milestone Payments with respect to earlier Sales Milestones for the applicable Licensed Product or Licensed Service that have not yet been paid will be due and payable together with the Sales Milestone Payment for the Sales Milestone that is actually achieved.

(i)	Licensee shall promptly notify APL in writing of the achievement of any such Milestone and Licensee shall pay APL in full the corresponding Milestone Payment within thirty (30) days of such achievement. For clarity, each Milestone Payment is non-refundable, non-creditable, is not an advance against Royalties due to APL or any other amounts due to APL, and may not be subject to set-off or reduction.

5.	Section 4.3(a) is amended, in relevant part, to replace the minimum annual royalty payment schedule in its entirety with the following new minimum annual royalty payment schedule:

Payment Date	Minimum Annual Royalty Payment
December 31, 2022	$30,000
December 31, 2023	$60,000
December 31, 2024	$300,000
December 31 of each year after 2024 during the Royalty Term	$300,000

Unless amended by this Amendment No. 1, all other terms of Section 4.3(a) remain in full force and effect.

6.	Section 12.2 shall be amended by addition of a new Section 12.2(e) as follows:

(e)	Unless the context specifically indicates otherwise, the definition of “Licensee” as used in this Agreement shall be construed to mean “BullFrog AI, Inc. and those Affiliates as to which APL has consented to an assignment, sublicense, grant, or other conveyance pursuant to Sections 2.1(a) or 12.2, as the case may be.”

APL Initials _______ Licensee Initials _______	Page 3 of 6

7.	APPENDIX B titled APL Copyrights shall be deleted in its entirety and replaced with the following new APPENDIX B:

APPENDIX B

APL Copyrights

APL ID#	IP Protection	Title
6191-SPL	Copyright	Software and documentation for the PROMETHEUS software package for correlation, probabilistic, and network analysis
5863-SPL	Copyright	Software and documentation for the SEAGULL software package for time-series analysis
5849-SPL	Copyright	Software and documentation for Clique Tree Mixture Model for probabilistic analysis within the PROMETHEUS analytic software package
6644-SPL	Copyright	Software and documentation for the Minimum Subspace for Maximum Information algorithm within the PROMETHEUS analytic software package
6645-SPL	Copyright	Software and documentation for the Unsupervised Determination of Maximum Information Spaces algorithm within the PROMETHEUS analytic software package
3591-SPL	Copyright	Software and documentation for “Socrates: Scalable Graph Analytics”
3592-SPL	Copyright	Software and documentation for “Activity Pattern Exploration – APEX”
4097-SPL	Copyright	Software and documentation for “Clique Tree”; as implemented within Socrates
4601-SPL	Copyright	Software and documentation for “Generalized Low Entropy Mixture Model (Galileo)”
4463-SPL	Copyright	Software and documentation for “Scalable Correlation Engine”
5850-SPL	Copyright	Software and documentation for “Random Subspace Mixture Model”
6973-SPL	Copyright	Software and documentation for “Graph Link Inference with Multimodal Data”
7125-SPL	Copyright	Software and documentation for “Multivariate Diffuse Indexing”
7126-SPL	Copyright	Software and documentation for “EUCLID”

APL Initials _______ Licensee Initials _______	Page 4 of 6

8.	APPENDIX C titled APL Know-How shall be deleted in its entirety and replaced with the following new APPENDIX C:

APPENDIX C

APL Know-How

APL ID#	IP Protection	Title
6191-SPL	Confidential Information	Know-how associated with the PROMETHEUS software package for correlation, probabilistic, and network analysis
5863-SPL	Confidential Information	Know-how associated with the SEAGULL software package for time-series analysis
5849-SPL	Confidential Information	Know-how associated with the Clique Tree Mixture Model for probabilistic analysis within the PROMETHEUS analytic software package
6644-SPL	Confidential Information	Know-how associated with the Minimum Subspace for Maximum Information algorithm within the PROMETHEUS analytic software package
6645-SPL	Confidential Information	Know-how associated with the Unsupervised Determination of Maximum Information Spaces algorithm within the PROMETHEUS analytic software package
3591-SPL	Confidential Information	Know-how associated with “Socrates: Scalable Graph Analytics”
3592-SPL	Confidential Information	Know-how associated with “Activity Pattern Exploration – APEX”
4097-SPL	Confidential Information	Know-how associated with “Clique Tree”; as implemented within Socrates
4601-SPL	Confidential Information	Know-how associated with “Generalized Low Entropy Mixture Model (Galileo)”
4463-SPL	Confidential Information	Know-how associated with “Scalable Correlation Engine”
5850-SPL	Confidential Information	Know-how associated with “Random Subspace Mixture Model”
6973-SPL	Confidential Information	Software and documentation for “Graph Link Inference with Multimodal Data”
7125-SPL	Confidential Information	Software and documentation for “Multivariate Diffuse Indexing”
7126-SPL	Confidential Information	Software and documentation for “EUCLID”

APL Initials _______ Licensee Initials _______	Page 5 of 6

All terms and conditions contained in the Agreement not expressly waived or modified by this Amendment No. 1 shall remain in full force and effect.

Further, as of the date of this Amendment No. 1 and based on their respective actual knowledge, Licensee and APL agree each is in good standing and there no material defaults or outstanding obligations under the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their duly authorized representatives.

BullfrogAI, Inc.	THE JOHNS HOPKINS UNIVERSITY
APPLIED PHYSICS LABORATORY LLC

By	By

Printed Name	Norma Lee Todd

Title	Supervisor, Office of Technology Transfer
Date	Date

BullFrog AI Holdings, Inc.

By

Printed Name

Title
Date

BullFrog AI Management, LLC

By

Printed Name

Title
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